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                                                                    Exhibit 23.3

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on
Form S-8 (Registration No. 333-     ) pertaining to the PLATINUM technology,
inc. Deferred Compensation Plan, of our report dated February 10, 1998, except for Note 14, as to which the date is March 14, 1998, with respect to the consolidated financial statements of Logic Works, Inc. for the three years ended December 31, 1997 included in the Current Report (Form 8-K) of PLATINUM technology, inc., filed with the Securities and Exchange Commission on August 4, 1998.


                                                           /s/ Ernst & Young LLP

Princeton, New Jersey
August 13, 1998